For the fiscal year ended 4/30/97
File number : 811-06047

                          SUB-ITEM 77 D


               Policies with Respect to Securities
                           Investments

     A)     On October 30, 1996, the
Shareholders approved an  investment
policy  modification increasing  the
percentage  of portfolio  securities
that  the Fund may lend from 10%  to
30%,  as  described  in  the  Fund's
proxy statement.

     B)         On February 19, 1997
the  Directors approved a change  in
investment  policy  permitting   the
Fund  to  hold up to 15% of its  net
assets   in   repurchase  agreements
which have a maturity of longer than
7   days   or   in  other   illiquid
securities.





























n-sar/pif2-97/77d